                                                                    Exhibit 4.9


                        MULTICURRENCY CREDIT AGREEMENT

                         Dated as of December 14, 1993

                                     among

                                   RPM, INC.,

                              RPOW (FRANCE) S.A.,

                                RPM EUROPE B.V.,

                              RADIANT COLOR N.V.,

                        CREDIT LYONNAIS CHICAGO BRANCH,

                      CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                      AND

                            CREDIT LYONNAIS BELGIUM

                       TABLE OF CONTENTS
                                                               Page
                                                               ----
ARTICLE I - DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . .  1

     1.01.  Certain Defined Terms . . . . . . . . . . . . . . .  1
     1.02.  Accounting Terms  . . . . . . . . . . . . . . . . .  13
     1.03.  Currency Equivalents Generally  . . . . . . . . . .  13

ARTICLE II - AMOUNTS AND TERMS OF THE ADVANCES  . . . . . . . .  13

     2.01.  The Advances  . . . . . . . . . . . . . . . . . . .  13
     2.02.  Making the Advances . . . . . . . . . . . . . . . .  14
     2.03.  Conversion and Continuation Elections . . . . . . .  15
     2.04.  Fees  . . . . . . . . . . . . . . . . . . . . . . .  16
     2.05.  Voluntary Reduction of the Commitment . . . . . . .  17
     2.06.  Repayment . . . . . . . . . . . . . . . . . . . . .  17
     2.07.  Interest  . . . . . . . . . . . . . . . . . . . . .  17
     2.08.  Extension of Term . . . . . . . . . . . . . . . . .  18
     2.09.  Additional Interest on Eurocurrency
            Advances  . . . . . . . . . . . . . . . . . . . . .  18

     2.10.  Increased Costs, Etc. . . . . . . . . . . . . . . .  18
     2.11.  Prepayments; Funding Losses . . . . . . . . . . . .  19
     2.12.  Inability to Determine Rates  . . . . . . . . . . .  20
     2.13.  Taxes . . . . . . . . . . . . . . . . . . . . . . .  21
     2.14.  Illegality  . . . . . . . . . . . . . . . . . . . .  23
     2.15.  Sharing of Payments, Etc. . . . . . . . . . . . . .  23
     2.16.  Evidence of Indebtedness  . . . . . . . . . . . . .  24
     2.17.  Currency Equivalents  . . . . . . . . . . . . . . .  24
     2.18 Currency Fluctuations . . . . . . . . . . . . . . . .  25
     2.19 Survival  . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE III - GUARANTY  . . . . . . . . . . . . . . . . . . . .  25

     3.01.  Guaranty  . . . . . . . . . . . . . . . . . . . . .  25
     3.02.  Guaranty Absolute . . . . . . . . . . . . . . . . .  25
     3.03.  Waiver  . . . . . . . . . . . . . . . . . . . . . .  26
     3.04.  Subrogation . . . . . . . . . . . . . . . . . . . .  26

ARTICLE IV - CONDITIONS OF LENDING  . . . . . . . . . . . . . .  27

     4.01.  Condition Precedent to Initial Advances . . . . . .  27
     4.02.  Conditions Precedent to Each Borrowing  . . . . . .  27

ARTICLE V - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . .  28

     5.01.  Due Organization  . . . . . . . . . . . . . . . . .  28
     5.02.  Due Authorization . . . . . . . . . . . . . . . . .  28
     5.03.  No Governmental Approval  . . . . . . . . . . . . .  28
     5.04.  Enforceable Agreement . . . . . . . . . . . . . . .  29
     5.05.  Financial Information . . . . . . . . . . . . . . .  29

                       TABLE OF CONTENTS
                          (continued)

                                                               Page
                                                               ----
     5.06.  Litigation . . . . . . . . . . . . . . . . . . . .  29
     5.07.  Margin Stock . . . . . . . . . . . . . . . . . . .  29
     5.08.  No Default . . . . . . . . . . . . . . . . . . . .  29
     5.09.  ERISA Compliance . . . . . . . . . . . . . . . . .  29
     5.10.  Title to Properties. . . . . . . . . . . . . . . .  30
     5.11.  Taxes. . . . . . . . . . . . . . . . . . . . . . .  30
     5.12.  Environmental Matters. . . . . . . . . . . . . . .  30
     5.13.  Use of Proceeds. . . . . . . . . . . . . . . . . .  31
     5.14.  Regulated Entities . . . . . . . . . . . . . . . .  31
     5.15.  Subsidiaries; No Restrictions on Dividends . . . .  31
     5.16.  Insurance. . . . . . . . . . . . . . . . . . . . .  31
     5.17.  Copyrights, Patents, Trademarks and
              Licenses, Etc. . . . . . . . . . . . . . . . . .  31

ARTICLE VI - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . .  32

     6.01.  Financial Statements . . . . . . . . . . . . . . .  32
     6.02.  Certificates; Other Information. . . . . . . . . .  32
     6.03.  Notices. . . . . . . . . . . . . . . . . . . . . .  33
     6.04.  Preservation of Corporate Existence Rights,
              Etc. . . . . . . . . . . . . . . . . . . . . . .  35
     6.05.  Insurance. . . . . . . . . . . . . . . . . . . . .  35
     6.06.  Payment of Obligations . . . . . . . . . . . . . .  35
     6.07.  Compliance with Laws . . . . . . . . . . . . . . .  35
     6.08.  Inspection of Property and Books and
              Records. . . . . . . . . . . . . . . . . . . . .  35
     6.09.  Environmental Laws . . . . . . . . . . . . . . . .  36
     6.10.  Use of Proceeds. . . . . . . . . . . . . . . . . .  36
     6.11.  Further Assurances . . . . . . . . . . . . . . . .  36

ARTICLE VII - NEGATIVE COVENANTS . . . . . . . . . . . . . . .  36

     7.01.  Liens, Etc . . . . . . . . . . . . . . . . . . . .  36
     7.02.  Mergers, Consolidations and Dispositions of
              Assets . . . . . . . . . . . . . . . . . . . . .  38
     7.03.  Use of Proceeds. . . . . . . . . . . . . . . . . .  39
     7.04.  Compliance with ERISA. . . . . . . . . . . . . . .  39
     7.05.  Accounting Changes . . . . . . . . . . . . . . . .  40
     7.06.  Contracts of Subsidiaries. . . . . . . . . . . . .  40
     7.07.  Minimum Tangible Net Worth . . . . . . . . . . . .  40
     7.08.  Leverage Ratio . . . . . . . . . . . . . . . . . .  40
     7.09.  Ratio of Long-Term Debt to Capitalization . . . . . 40
     7.10.  Ratio of EBIT to Interest Expense. . . . . . . . .  40

ARTICLE VIII  - EVENTS OF DEFAULT. . . . . . . . . . . . . . .  40

     8.01.  Events of Default. . . . . . . . . . . . . . . . .  40

                       TABLE OF CONTENTS
                          (continued)
                                                              Page
                                                              ----
     8.02.  Remedies  . . . . . . . . . . . . . . . . . . . .  43

ARTICLE IX - THE AGENT  . . . . . . . . . . . . . . . . . . .  44

     9.01.  Authorization and Action. . . . . . . . . . . . .  44
     9.02.  Agent's Reliance, Etc . . . . . . . . . . . . . .  44
     9.03.  CLCB and Affiliates . . . . . . . . . . . . . . .  45
     9.04.  Indemnification . . . . . . . . . . . . . . . . .  45

ARTICLE X - MISCELLANEOUS . . . . . . . . . . . . . . . . . .  46

     10.01.  Amendments, Etc. . . . . . . . . . . . . . . . .  46
     10.02.  Notices, Etc . . . . . . . . . . . . . . . . . .  46
     10.03.  No Waiver; Remedies. . . . . . . . . . . . . . .  47
     10.04.  Expenses . . . . . . . . . . . . . . . . . . . .  47
     10.05.  Right of Set-off . . . . . . . . . . . . . . . .  47
     10.06.  Judgment Currency Conversions  . . . . . . . . .  48
     10.07.  Binding Effect . . . . . . . . . . . . . . . . .  48
     10.08.  Participations . . . . . . . . . . . . . . . . .  48
     10.09.  Execution in Counterparts  . . . . . . . . . . .  49
     10.10.  Severability . . . . . . . . . . . . . . . . . .  49
     10.11.  GOVERNING LAW AND JURISDICTION . . . . . . . . .  49
     10.12.  WAIVER OF JURY TRIAL . . . . . . . . . . . . . .  50


SCHEDULES

Schedule 2.01      Lender Advance Percentages
Schedule 5.06      Litigation Matters
Schedule 5.12      Environmental Matters
Schedule 5.15      Subsidiaries


                            EXHIBITS

Exhibit A          Form of Compliance Certificate
Exhibit B          Form of Notice of Borrowing
Exhibit C          Form of Notice of Conversion/Continuation
Exhibit D          Form of Opinion of Counsel to RPM

                         MULTICURRENCY CREDIT AGREEMENT


     This Multicurrency Credit Agreement (the "Agreement") is entered into as of December 14, 1993 among RPM, Inc., a corporation organized under the laws of the State of Ohio ("RPM"), RPOW (France) S.A., a corporation organized under the laws of France, RPM Europe B.V., a corporation organized under the laws of the Netherlands, and Radiant Color N.V., a corporation organized under the laws of Belgium, (RPOW (France) S.A., RPM Europe B.V. and Radiant Color N.V. are hereinafter referred to as the "Subsidiary Borrowers," and RPM and the Subsidiary Borrowers are each referred to hereinafter individually as a "Borrower" and, collectively, as the "Borrowers"), the lenders (the "Lenders") listed on the signature pages hereof, and Credit Lyonnais Chicago Branch ("CLCB") as agent (the "Agent") for the lenders hereunder.

                             PRELIMINARY STATEMENT

     RPM has requested that the Lenders make loans available to it and certain of its Subsidiaries pursuant to the terms of this Agreement, which include, among other terms, a guaranty by RPM of any loans made to such Subsidiaries. The Agent and Lenders have agreed to do so.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "ADVANCE" means a Base Rate Advance or a Eurocurrency
Advance.

     "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 15% or more of the voting equity of a Person shall for the purposes of this Agreement, be deemed to control the other Person.

     "ALLOCATION PERCENTAGE" means, with respect to CLCB, 66-2/3%, and, with respect to Credit Lyonnais Belgium, 33-1/3%.

     "ALTERNATIVE CURRENCY" means Belgian francs, Dutch guilders,
French francs or British sterling as the case may be.

     "APPLICABLE MARGIN" means for the Interest Period for each Eurocurrency Advance comprising part of the same Borrowing, the margin set forth below opposite the then current RPM Subordinated
Debt Rating:

                RPM Subordinated             Applicable
                  Debt Rating                 Margin
                ----------------             ----------
       The S&P rating is better than BBB+   0.40%
       and the Moody's rating is better
       than Baa1

       The above does  not  apply,  but     0.50%
       the S&P rating is better than BB+
       and the Moody's rating is better
       than Ba1

       The above do not apply, but the      0.75%
       S&P rating is better than BB and
       the Moody's rating is better than
       Ba

       All other cases                      1.00%

     For purposes of this definition, "RPM Subordinated Debt Rating" means the ratings assigned by Moody's and S&P that are in effect two Business Days before the first day of such Interest Period. If a rating is only available from either Moody's or S&P but not both, the available rating shall be used to determine the Applicable Margin and the requirement relating to the unavailable rating shall be waived.

     If no rating is in effect from either Moody's or S&P, the Applicable Margin, for the Interest Period for each Eurocurrency Advance comprising part of the same Borrowing shall be the margin set forth below opposite RPM's ratio of EBIT to Consolidated Interest Expense as calculated using RPM's most recent consolidated financial statements delivered to the Agent pursuant to Section 6.01 hereof:.

               EBIT/Consolidated
               Interest Expense             Applicable
                     for RPM                   Margin
               -----------------            ----------
               Greater than or
               equal to 6.50:1              0.45%

                 5.00 - 6.49:1              0.50%

                 3.50 - 4.99:1              0.55%

                 3.00 - 3.49:1              0.65%

               Less than or
               equal to 2.99:1              0.75%

     "BASE RATE" means, on a daily basis, for a borrowing consisting of:

          (a) Dollars -- the higher of (i) the rate per annum established by the Agent from time to time as the reference rate for short-term commercial loans in Dollars to U.S. domestic corporate borrowers (which the Borrowers acknowledge is not necessarily the Agent's lowest rate) and
     (ii) the overnight cost of funds to the Agent as determined solely by the Agent plus one percent (1%) per annum;

          (b) Belgian francs -- the rate per annum quoted as the overdraft rate by the principal office of Credit Lyonnais in Brussels, Belgium for domestic corporate borrowers;

          (c) Dutch guilders -- the rate per annum quoted as the overdraft rate by the principal office of Credit Lyonnais in Rotterdam, Netherlands for domestic corporate borrowers;

          (d) French francs -- the rate per annum quoted as the overdraft rate by the principal office of Credit Lyonnais in Paris, France for domestic corporate borrowers; and

          (e) British sterling -- the rate per annum quoted as the overdraft rate by the principal office of Credit
     Lyonnais in London, England for domestic corporate borrowers;

     "BASE RATE ADVANCE" means an Advance which bears interest at a rate per annum determined on the basis of a Base Rate.

     "BORROWING" means a borrowing hereunder consisting of Advances made to the same Borrower on the same day by the Lenders.

     "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Chicago, Illinois and
(i) with respect to any Advance to a Subsidiary Borrower, is also a day of the year on which banks are not required or authorized to close in Brussels, Belgium and (ii) with respect to Eurocurrency Advances in Dollars, Dutch guilders or French francs is also a day on which dealings are carried on in the London interbank market, and (iii) with respect to Eurocurrency Advances in Belgian francs, Dutch guilders or French francs, is also a day on which banks are open for business in the country of issue of the currency of such Eurocurrency Advance.

     "CLB" means Credit Lyonnais Belgium.

     "CLOSING DATE" means the date of execution of this Agreement.

     "CODE" means the U.S. Internal Revenue Code of 1986, and regulations promulgated thereunder.

     "COMMITMENT" has the meaning specified in Section 2.01.

     "COMPLIANCE CERTIFICATE" means a certificate delivered to the Agent by RPM pursuant to Section 6.02(a), substantially in the form of Exhibit A.

     "CONSOLIDATED CAPITALIZATION" means, as of the date of any determination thereof with respect to any Person, the aggregate of the shareholders' equity of such Person and its Subsidiaries appearing on the balance sheet of such Person plus such Person's Consolidated Long Term Debt, all prepared in accordance with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period with respect to any Person, all amounts (including all commissions, discounts, fees and other charges in connection with any Indebtedness) which would, in accordance with GAAP, be included in interest expense on the consolidated income statement of such Person and its Subsidiaries for such period.

     "CONSOLIDATED LONG TERM DEBT" means, as of the date of determination thereof with respect to any Person, the aggregate amount of all Indebtedness which would, in accordance with GAAP, constitute long term Indebtedness (including, without limitation:.
(a) any Indebtedness with a maturity of more than one year after the creation of such Indebtedness, and (b) any lease obligations which would be considered capital lease obligations under GAAP) on the balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP on a consolidated basis.

     "CONSOLIDATED NET INCOME (LOSS)" means, for any period, with respect to any Person, all amounts which would, in accordance with GAAP, be included in net income (loss) on the consolidated income statement of such Person and its Subsidiaries for such period.

      "CONSOLIDATED TANGIBLE NET WORTH" means, as of the date of the determination thereof, with respect to any Person, the aggregate amount of shareholders' equity of such Person and its Subsidiaries appearing on the balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP on a consolidated basis, less the sum of (without duplication) (a) the cost of any treasury shares included on such balance sheet and
(b) the aggregate of all amounts that appear on the asset side of such balance sheet and are attributable to assets which would be treated as intangibles under GAAP, including, without limitation, all such items as goodwill, trademarks, trade names, brand names, copyrights, patents, patent applications, licenses, franchises, permits and rights with respect to the foregoing, and unamortized debt discount and expenses, plus, with respect to RPM, the outstanding principal balance of the RPM Subordinated Debt.

      "CONSOLIDATED TOTAL ASSETS" means, with respect to any Person, as of the date of any determination thereof, the aggregate of all assets appearing on the balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP on a consolidated basis.

      "CONSOLIDATED TOTAL LIABILITIES" means, with respect to any Person, as of the date of any determination thereof, the aggregate of all liabilities appearing on the balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP on a consolidated basis.

      "CONTRACTUAL OBLIGATIONS" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

      "CONTROLLED GROUP" means RPM and all Persons (whether or not incorporated) under common control or treated as a single employer with RPM pursuant to Section 414(b), (c), (m) or (o) of the Code.

      "CONVERSION DATE" means any date on which a Borrower elects to convert (a) a Base Rate Advance to a Eurocurrency Advance or to a Base Rate Advance in another Alternative Currency or Dollars or (b) a Eurocurrency Advance to a Base Rate Advance or to a Eurocurrency Advance in another Alternative Currency or Dollars.

      "DEFAULT" means an event which with notice or lapse of time or both would become an Event of Default.

      "DOLLARS" and the sign "$" each means lawful money of the United States of America.

      "EBIT" means, for any period, with respect to any Person, the sum of (a) Consolidated Net Income (Loss), plus (b) Consolidated Interest Expense, plus (c) provision for income taxes to the extent included in the determination of Consolidated Net Income (Loss), all determined on a consolidated basis in accordance with GAAP for such Person and its Subsidiaries; provided, however, that Consolidated Net Income (Loss) shall be computed for these purposes without giving effect to losses or gains from discontinued operations or extraordinary losses or gains.

      "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the alleged or actual presence, placement, migration, spillage, leakage, disposal, discharge, emission or release of any Hazardous Material at, in, or from property, whether or not owned by a Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

      "ENVIRONMENTAL LAWS" means all federal, national, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations, registration requirements and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental and land use matters or health and safety matters involving Hazardous Materials.

      "ERISA" means the U.S. Employee Retirement Income Security
Act of 1974, as amended from time to time, and regulations promulgated and rulings issued thereunder.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

      "ERISA EVENT" means (a) with respect to any Qualified Plan or Multiemployer Plan, an event set forth in Section 4043 of ERISA or the regulations thereunder other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or cessation of operations at a facility by a Borrower or an ERISA Affiliate described in
Section 4062(e) of ERISA; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by a Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan;
(i) a non-exempt prohibited transaction occurs with respect to any Plan for which a Borrower or any Subsidiary of a Borrower could reasonably be expected to be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which a Borrower or any member of the Controlled Group could reasonably be expected to be directly or indirectly liable.

      "EUROCURRENCY ADVANCE" means an Advance which bears interest at a rate per annum determined on the basis of a Eurocurrency
Rate.

      "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the U.S.
Federal Reserve System, as in effect from time to time.

      "EUROCURRENCY RATE" means, for the Interest Period for each Eurocurrency Advance comprising part of the same Borrowing, the interest rate per annum determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the average offered rates for deposits in Dollars or in the relevant Alternative Currency which appear on Telerate page 3750 (or, as the case may be, Telerate page 3740 or Telerate page 20339, or any Telerate page from which quotations for the relevant rates are available) as at or about 11:00 a.m., London time, two Business Days before the first day of such Interest Period or, if no such offerred rates appear on the relevant Telerate page, the average rate of interest per annum (a) at which deposits in

Dollars or in the relevant Alternative Currency, other than Belgian francs are offered by the principal office of Credit Lyonnais in London England to prime banks in the London interbank market at 11.00 a.m. (London time) or (b) at which Belgian francs are offered by the principal office of Credit Lyonnais Belgium to prime banks in the Brussels interbank market at 11:00 a.m. (Brussels time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Borrowing and for a period equal to such Interest Period. The Eurocurrency Rate for the Interest Period for each Eurocurrency Advance comprising part of the same Borrowing shall be determined by the Agent on the basis of applicable rates obtained by the Agent two Business Days before the first day of such Interest Period.

      "EUROCURRENCY RESERVE PERCENTAGE" of any Lender for any Interest Period for a Eurocurrency Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the U.S. Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "EVENT OF DEFAULT" has the meaning specified in Section
8.01.

      "EXPIRATION DATE" means December 14, 1996 or, if this
Agreement is extended as contemplated in Section 2.08 hereof, the last date of the term as so extended.

      "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the U.S. Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

      "GAAP" means generally accepted accounting principles in the United States as set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board
(or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), consistently applied.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank
(or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "HAZARDOUS MATERIALS" means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, hazardous chemicals, special waste, hazardous substance, hazardous material, regulated substance, or toxic substance, or petroleum or petroleum derived substance or waste.

      "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business pursuant to ordinary terms); (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (e) all obligations which under GAAP would be classified as capital leases; and
(f) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

      "INSOLVENCY PROCEEDING" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
(b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. federal, state or foreign law, including the U.S. Bankruptcy Code.

     "INTEREST PAYMENT DATE" means:

          (a) with respect to any Eurocurrency Advance, the last day of an Interest Period applicable to such Advance; and

          (b) with respect to any Base Rate Advance,

              (i)   the last Business Day of each month for Base
                    Rate Advances outstanding during such month,

              (ii)  the Termination Date,

              (iii) each date a Base Rate Advance is converted
                    into a Eurocurrency Advance; and

              (iv)  the date of any prepayment of a Base Rate
                    Advance pursuant to Section 2.11(a).

     "INTEREST PERIOD" means, with respect to any Eurocurrency Advance, the period commencing on the Business Day the Advance is disbursed or continued or on the Conversion Date on which the Advance is converted to a Eurocurrency Advance and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; provided that:

          (a) if any Interest Period pertaining to a Eurocurrency Advance would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period pertaining to a Eurocurrency Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period shall extend beyond the Termination Date.

     "LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its Lending Office beneath its name on its signature page hereto or such other office of such Lender as such Lender may from time to time specify to the Borrowers, the Agent and the Lenders.

     "LENDER ADVANCE PERCENTAGES" has the meaning specified in
Section 2.01.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or other security interest (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

     "MARGIN STOCK" means "margin stock" as such term is defined in Regulation G, T, U or X of the U.S. Federal Reserve Board.

     "MATERIAL ADVERSE EFFECT" means a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of RPM and its Subsidiaries on a consolidated basis.

     "MOODY'S" means Moody's Investor Service, Inc.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "NOTICE OF BORROWING" means a notice given by a Borrower to the Agent pursuant to Section 2.02, in substantially the form of Exhibit B.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Borrower to the Agent pursuant to Section 2.03, in substantially the form of Exhibit C.

     "OBLIGATIONS" means all Advances, guaranty obligations, and other Indebtedness, liabilities, obligations, covenants and duties owing by the Borrowers to any Lender, the Agent, or any other Person required to be indemnified hereunder, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, whether or not for the payment of money, whether arising by reason of an extension of credit, a loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

     "OTHER TAXES" has the meaning specified in Section 2.13(b).

     "PBGC" means the U.S. Pension Benefit Guaranty Corporation.

     "PAYMENT OFFICE" means, for Dollars, CLCB's office in Chicago, Illinois, located on the date hereof at 227 West Monroe
Street, Chicago, Illinois 60606, and, for any Alternative
Currency, such office of Credit Lyonnais as shall be from time to time selected by the Agent and notified by the Agent to the Borrowers and the Lenders.

     "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "PLAN" means an employee benefit plan (as defined in Section
3(3) of ERISA) which RPM or any member of the Controlled Group sponsors or maintains or to which RPM or any member of the Controlled Group makes, is making or is obligated to make contributions.

     "PERMITTED LIENS" has the meaning specified in Section 7.01.

     "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

     "RPM SUBORDINATED DEBT" means those certain twenty-year
Liquid Yield Option Notes issued by RPM in 1992 in the aggregate principal amount of $400,000,000.

     "S&P" means Standard & Poor's Corporation.

     "SEC" means the Securities and Exchange Commission of the United States of America.

     "SUBSIDIARY" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

     "SUBSIDIARY OBLIGATIONS" means Obligations which are owed by any Subsidiary Borrower.

     "TAXES" has the meaning specified in Section 2.13(a).

     "TERMINATION DATE" means the earlier of the Expiration Date or the date of termination in whole of the Commitment pursuant to
Section 2.05 or 8.02.

     "TYPE" means, with reference to an Advance, a Base Rate
Advance or a Eurocurrency Advance.

     "UCC" means the Uniform Commercial Code as promulgated by the American Law Institute and the National Conference of
Commissioners on Uniform State Laws in the United States.

     "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined as of the date of the most recently completed actuarial valuation with respect to the Plan in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

     "UNITED STATES" and "U.S." each means United States of
America.

     "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by a Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

     "WITHDRAWAL LIABILITIES" means, as of any determination date, the aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

     1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP as consistently applied in the preparation of the financial statements referred to in Section 5.05.

     1.03. CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement other than Article II, the equivalent in any Alternative Currency of an amount in Dollars shall be determined at the rate of exchange quoted by Credit Lyonnais Belgium in Brussels, Belgium, at 11:00 a.m. (Brussels time) on the date of determination, to prime banks in Brussels for the spot purchase in the Brussels foreign exchange market of such amount of Dollars with such Alternative Currency.

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

     2.01. THE ADVANCES. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances in accordance with the "Lender Advance Percentages" set forth in
Schedule 2.01 hereto to the Borrowers from time to time on any Business Day during the period from the date hereof until
(a) with respect to Eurocurrency Advances, the date falling one month prior to December 14, 1996 and (b) with respect to Base Rate Advances, December 12, 1996. The aggregate amount of all the Lenders' Advances shall not exceed (whether in Dollars or in one or more Alternative Currencies) at any time outstanding the equivalent of $30,000,000 (as such amount may be reduced from time to time pursuant to Section 2.05) (the "Commitment"). Each Borrowing shall be in an aggregate amount not less than $1,000,000 (or the equivalent thereof in any Alternative Currency) or an integral multiple of $1,000,000 (or the equivalent thereof in any Alternative Currency) in excess thereof and shall consist of Advances made to the same Borrower on the same day by the Lenders ratably according to the Lender Advance Percentages. Within the limits of the Commitment, each Borrower may borrow, repay and reborrow under this Section 2.01. For purposes of this Section 2.01 and all other provisions of this
Article II, the equivalent in Dollars of any Alternative Currency or the equivalent in any Alternative Currency of Dollars or of any other Alternative Currency shall be determined in accordance with Section 2.17.

     2.02.  MAKING THE ADVANCES.

          (a) Each Borrowing shall be made on a Borrower's irrevocable written notice (or telephonic notice, promptly confirmed by a writing) delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent not later than 10:00 a.m. (Chicago time)):

               (i) three Business Days prior to the requested date of a proposed Borrowing consisting of Eurocurrency
          Advances, and

               (ii) two Business Days prior to the requested date of a proposed Borrowing consisting of Base Rate
          Advances.

     The Notice of Borrowing shall specify (i) the requested date of such Borrowing, which shall be a Business Day, (ii) the name of the Borrower, (iii) the aggregate amount of such Borrowing, (iv) whether the Borrowing is to be comprised of Eurocurrency Advances or Base Rate Advances; (v) the currency of such Borrowing and (vi) the Interest Period for each Eurocurrency Advance to be made as part of such Borrowing.

     (b) The Agent shall promptly notify each Lender upon receipt of a Notice of Borrowing and of such Lender's pro rata share (pursuant to the Lender Advance Percentages) thereof. If the Borrowing is in an Alternative Currency, the Agent shall also state the aggregate equivalent amount of such Borrowing in Dollars and such Lender's ratable portion of such Borrowing.

     (c) Each Lender shall, before 10:00 a.m. (Chicago time) on the date of such Borrowing, make available to the Agent at the Agent's applicable Payment Office its pro rata share (pursuant to the Lender Advance Percentages) of the Borrowing in the requested currency. The Agent will make such funds available to the Borrower at the applicable
Payment Office.

     (d) After giving effect to any Borrowing, conversion or continuation, there shall not be more than five different Interest Periods in effect, and there shall not be more than five Borrowing(s) per month.

2.03.  CONVERSION AND CONTINUATION ELECTIONS.

     (a) Prior to thirty days before the Termination Date, a Borrower may upon irrevocable written notice (or telephonic notice, promptly confirmed by a writing) to the Agent in accordance with Section 2.03(b):

          (i) elect to convert on any Business Day, any Base Rate Advances (or any part thereof in an amount not less than $1,000,000 (or the equivalent in an Alternative Currency of $1,000,000) or an integral multiple thereof) made to it to Eurocurrency Advances or to Base Rate Advances in another Alternative
     Currency of Dollars; or

          (ii) elect to convert on any Interest Payment Date any Eurocurrency Advances maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000 (or the equivalent in an Alternative Currency of $1,000,000) or an integral multiple thereof) to Base Rate Advances or to Eurocurrency Advances in another Alternative Currency or Dollars; or

          (iii) elect to continue on any Interest Payment
     Date any Eurocurrency Advances maturing on such Interest Payment Date (or any part thereof in an amount not less than $1,000,000 (or the equivalent in an

     Alternative Currency of $1,000,000)) or an integral multiple thereof).

     (b) Each Borrower shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:00 a.m. (Chicago time) at least (i) three
Business Days in advance of the Conversion Date or continuation date, if the Advances are to be converted into or continued as Eurocurrency Advances and (ii) two Business
Days in advance of the Conversion Date, if the Advances are to be converted into Base Rate Advances, specifying:.

          (A) the proposed Conversion Date or continuation date;

          (B)  the aggregate amount of Advances to be
               converted or renewed;

          (C) the nature of the proposed conversion or continuation; and

          (D)  the duration of the requested Interest
               Period.

     (c) If, upon the expiration of any Interest Period, a Borrower has failed to select a new Interest Period to be applicable to its Eurocurrency Advances or if any Default or Event of Default then exists, such Borrower shall be deemed to have elected to convert such Eurocurrency Advances into Base Rate Advances (in the same currency) effective as of the expiration date of such Interest Period.

     (d) Upon receipt of a Notice of Conversion/
Continuation, the Agent will promptly notify each Lender thereof, or, if no timely notice is provided by a Borrower, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the outstanding principal amounts of the Advances of each Lender with respect to which the notice was given.

     (e) During the existence of a Default or Event of Default, no Borrower may elect to have an Advance made, converted into or continued as a Eurocurrency Advance.

2.04.  FEES.

     (a) COMMITMENT FEE. RPM agrees to pay to the Agent for the account of each Lender in accordance with its Allocation Percentage a commitment fee on the average daily unused portion of the Commitment from the date hereof until the Termination Date, payable on the last day of each March,

     June, September and December commencing December 31, 1993, and on the Termination Date, at the rate of one-quarter of one percent (1/4%) per annum.

          (b) FACILITY FEE. RPM agrees to pay to the Agent on the Closing Date for the account of each Lender in accordance with its Allocation Percentage a facility fee equal to one-tenth of one percent (1/10%) of $30,000,000.

     2.05. VOLUNTARY REDUCTION OF THE COMMITMENT. RPM shall have the right, upon at least three (3) Business Days' notice to the Agent, to terminate in whole or reduce in part the unused portion of the Commitment; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of $1,000,000 (or the equivalent in any Alternative Currency) or an integral multiple of $1,000,000 (or the equivalent in any Alternative Currency) in excess thereof.

     2.06. REPAYMENT. The Borrowers shall repay the principal amount of all Advances on the Termination Date.

     2.07.  INTEREST.

          (a) Each Borrower shall pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Advance made to it by such Lender from the date of such Advance until such Advance is paid in full, at a rate per annum equal to:

               (i) with respect to a Eurocurrency Advance, the sum of (x) the Eurocurrency Rate for such Interest
               Period plus (y) the Applicable Margin and

               (ii) with respect to a Base Rate Advance, the Base
               Rate.

          (b) Interest on each Advance shall be paid in arrears on each Interest Payment Date relating to such Advance.
     During the existence of an Event of Default, interest shall be paid on demand.

          (c) During the continuance of an Event of Default and after acceleration, the Borrowers shall pay interest on the principal amount of all Obligations due and payable at a rate per annum equal to 2% above the rate per annum required to be paid.on such Advance immediately prior to the date on which such amount became due.

          (d) The Agent shall give prompt notice to the Borrowers and the Lenders of the applicable interest rate;
     PROVIDED that any failure to do so shall not relieve the

     Borrowers of any liability hereunder or provide the basis for any claim against the Agent.

          (e) All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Each determination of an interest rate by the Agent pursuant hereto shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

     2.08. EXTENSION OF TERM. Once a year, beginning in 1994, the Lenders, upon the request of RPM, will determine, in their sole and absolute discretion, whether to extend the current Expiration Date of this Agreement by one year; provided that RPM makes its extension request to the Agent in writing at least 60 days, but not more than 90 days before December 14th of that year. The Agent shall then notify RPM of the Lenders' decision no later than 30 days before December 14th of that year. If the Lenders decide to extend the Expiration Date, such extension shall be effective on the effective date of a written amendment so extending the Expiration Date, executed by the Agent, each Lender and each Borrower.

     2.09. ADDITIONAL INTEREST OF EUROCURRENCY ADVANCES. The Borrowers shall pay to each Lender, when and if such Lender is required under regulations of the Board of Governors of the U.S. Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Advance of such Lender from the date of each such Eurocurrency Advance until the principal amount is paid in full at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the Interest Period for such Eurocurrency Advance from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Eurocurrency Advance. Such additional interest shall be determined by such Lender and notified to the Borrowers through the Agent. Such determination shall be conclusive and binding for all purposes, absent manifest error.

     2.10.  INCREASED COSTS, ETC.

          (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurocurrency Advances (other than the additional amounts referred to in Section 2.09), then the

Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to RPM and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

     (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts submitted to RPM and the Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

2.11.  PREPAYMENTS; FUNDING LOSSES.

     (a) Prepayments of Base Rate Advances are permitted on two Business Days' written notice to the Agent. Prepayments of Eurocurrency Advances are permitted on three Business Days' written notice to the Agent, PROVIDED, that any Borrower who prepays a Eurocurrency Advance reimburses each Lender for its losses or expenses incurred or sustained as a consequence of such prepayment in accordance with
Section 2.11(b).

     (b) The Borrowers agree to reimburse each Lender and to hold each Lender harmless from any loss or expense which such Lender sustains or incurs as a consequence of:

            (i)     the failure of any Borrower to make any
     payment or required prepayment of principal of any Eurocurrency Advance (including payments made after any acceleration thereof);

           (ii)     the failure of any Borrower to borrow,
     continue or convert an Advance after such Borrower has given a Notice of Borrowing or a Notice of Conversion/
          Continuation;

               (iii)     the failure of any Borrower to make any
          prepayment permitted hereunder after giving notice thereof;

                (iv)     the repayment of a Eurocurrency Advance
          on a day which is not the last day of the Interest
          Period with respect thereto; or

                 (v)     the conversion of any Eurocurrency
          Advance to a Base Rate Advance on a day that is not the last day of the respective Interest Period;

including any such loss or expense (including any loss of income) arising from the liquidation or reemployment of funds obtained by it to maintain its Eurocurrency Advances hereunder or from fees payable to terminate the deposits from which such funds were obtained. Reemployment costs shall include the amount (if any) by which the amount of interest which such Lender is able to obtain for the remainder of the period of the Eurocurrency Advance by placing the principal amount repaid by the Borrower on deposit in the applicable interbank market IS LESS than the amount of interest which would have accrued on the amount prepaid for the remaining period thereon if no repayment had taken place. A certificate delivered by the Agent as to the determination of the reemployment cost shall be conclusive and binding on the Borrower absent manifest error. Solely for purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.11, each Eurocurrency Advance made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in Dollars or an Alternative Currency or other borrowing in the interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Advance is in fact so funded.

      2.12. INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for ascertaining the rate for any requested Interest Period with respect to a proposed Eurocurrency Advance, or the rate for any requested Interest Period with respect to a proposed Eurocurrency Advance does not fairly reflect the cost to the Lenders of funding such Advance, the Agent will give notice of the determination to the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurocurrency Advances hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of the Agent's notice of its inability to determine rates, the Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation. If the applicable Borrower does not revoke such notice, the Lenders shall make, convert or continue the Advances, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Advances shall be made, converted or continued as Base Rate Advances (in the same currency) instead of Eurocurrency Advances.

     2.13.  TAXES.

          (a) Any and all payments by the Borrowers hereunder shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers or the Agent shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable by the Borrowers shall be increased as may be necessary so that after the Borrowers or the Agent has made all required deductions (including deductions applicable to additional sums payable under this
     Section 2.13) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers or the Agent shall make such deductions and (iii) the Borrowers or the Agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower or by the Agent hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

          (c) Each Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
     Section 2.13) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

      (d) Within 30 days after the date of any payment by any Borrower of Taxes, such Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of payments by such Borrower hereunder, such Borrower, upon reasonable request by Agent, will furnish to the Agent a certificate from each appropriate taxing authority, unless it shall have previously delivered an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes. In the event of a change in circumstances or law affecting the conclusions stated in any such opinion, another opinion of counsel acceptable to the Agent shall be delivered to the Agent by the affected Borrower.

      (e) Prior to the date of the initial Borrowing and from time to time thereafter if requested by any Borrower or the Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder or other documents satisfactory to the Borrowers and the Agent which shall indicate that all payments to be made to such Lender hereunder are subject to such taxes at a rate reduced by an applicable tax treaty. Unless the Borrowers and the Agent have received forms (such as IRS Form 1001 or Form 4224) or other documents satisfactory to them, indicating that payments hereunder are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States. In no event shall a Borrower be required to pay any additional amounts to the Agent or any Lender under
Section 2.13(a) as a result of, or in connection with, the failure of a Lender to comply with this Section 2.13(e).

      (f) In order to avoid the incurrence, or minimize.the amount, of any Taxes or Other Taxes, each Lender agrees to designate a different Lending Office with respect to its Eurocurrency Advances if such designation will reduce or prevent the incurrence of such Taxes or Other Taxes and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

      2.14. ILLEGALITY.

           (a) If any Lender determines that the introduction of any law or regulation, or any change in any law or regulation or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make Eurocurrency Advances, then, on notice thereof by the Lender to the Borrowers through the Agent, the obligation of that Lender to make Eurocurrency Advances shall be suspended until the Lender has notified the Agent and the Borrowers that the circumstances giving rise to such determination no longer exists.

           (b) If a Lender determines that it is unlawful to maintain any Eurocurrency Advance, the Borrowers shall prepay in full all Eurocurrency Advances of that Lender then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Lender may lawfully continue to maintain such Eurocurrency Advances to such day, or immediately, if the Lender may not lawfully continue to maintain such Eurocurrency Advances.

           (c) If the Borrowers are required to prepay any Eurocurrency Advances immediately as provided in Section 2.14(b), then concurrently with such prepayment, such Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Advance.

           (d) Before giving any notice to the Agent pursuant to this Section 2.14, the affected Lender shall designate a different Lending Office with respect to its Eurocurrency Advances if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

      2.15. SHARING OF PAYMENTS, ETC. If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The provisions of this
Section 2.15 shall survive the payment of all Obligations.

      2.16.  EVIDENCE OF INDEBTEDNESS.

           (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (b) The Agent shall maintain a control account and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, (ii) the name of the Borrower,
      (iii) the Type of Advances comprising such Borrowing and the Interest Period applicable thereto and, if such Advances are Eurocurrency Advances, the currency in which such Advances are made, (iv) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder, and (v) the amount of any sum received by the Agent from the Borrowers hereunder and each Lender's share thereof.

           (c) Such entries made by the Agent shall be conclusive and binding for all purposes, absent manifest error.

      2.17. CURRENCY EQUIVALENTS. For purposes of the provisions of this Article II, (a) the equivalent in Dollars of any Alternative Currency shall be determined by using the quoted spot rate at which Credit Lyonnais Belgium's principal office in Brussels offers to exchange Dollars for such Alternative Currency in Brussels at 11:00 a.m. (Brussels time) two Business Days prior to the date on which such equivalent is to be determined, (b) the equivalent in any Alternative Currency of any other Alternative Currency shall be determined by using the quoted spot rate at which Credit Lyonnais Belgium's principal office in Brussels offers to exchange such Alternative Currency for the equivalent in Dollars of such other Alternative Currency in Brussels at 11:00 a.m. (Brussels time) two Business Days prior to the date on which such equivalent is to be determined, and (c) the equivalent in any Alternative Currency of Dollars shall be determined by using the quoted spot rate at which Credit Lyonnais Belgium's principal office in Brussels offers to exchange such Alternative Currency for Dollars in Brussels at 11:00 a.m. (Brussels time) two Business Days prior to the date on which such equivalent is to be determined.

      2.18 CURRENCY FLUCTUATIONS. If, on any Interest Payment Date related to a Eurocurrency Advances, the aggregate principal amount of all the Advances (after converting each Eurocurrency Advance to its U.S. Dollar equivalent on the date of calculation) is equal to or greater than 120% of the Commitment then in effect, then at the option of any Lender upon five Business Days' written notice to the Company, the Company shall prepay or shall cause one or more other Borrowers to prepay, an aggregate principal amount of Advances such that the outstanding principal balance of the Advances does not exceed the Commitment. In lieu of requiring this payment under this Section 2.18, the Agent may, with the unanimous consent of all of the Lenders, in their absolute and sole discretion, increase the amount of the Commitment.

      2.19. SURVIVAL. The agreements and obligations of the Borrowers in Sections 2.09 through 2.11 and 2.13 shall survive for a period of one year beyond the later of (a) the Termination
Date and (b) the payment of all other Obligations.

                                  ARTICLE III
                                    GUARANTY

      3.01. GUARANTY. RPM unconditionally guarantees the punctual payment and performance when due, in Dollars (or the equivalent thereof in any Alternative Currency), whether at stated maturity, by acceleration or otherwise, of all Subsidiary Obligations.

      3.02. GUARANTY ABSOLUTE. This is a guaranty of payment and not of collection. RPM guarantees that the Subsidiary
Obligations will be paid strictly in accordance with the terms of this Agreement. The Obligations of RPM under this guaranty are independent of the Subsidiary Obligations, and a separate action or actions may be brought and prosecuted against RPM to enforce this guaranty, whether or not any action is brought against the Subsidiary Borrowers or whether the Subsidiary Borrowers are joined in any such action or actions. This guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Subsidiary Obligations is rescinded or must otherwise be returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Subsidiary Borrowers or otherwise, all as though such payment had not been made. The liability of RPM under this guaranty shall be absolute and unconditional irrespective of:

           (a) any lack of validity or enforceability of any other portion of this Agreement (including, without limitation, the validity or enforceability against the Subsidiary Borrowers of the Subsidiary Obligations) or any other agreement or instrument relating hereto;

           (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Subsidiary Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, including, without limitation, any increase in the Subsidiary Obligations resulting from the extension of additional credit to the Subsidiary Borrowers or otherwise;

           (c) any change, restructuring or termination of the corporate structure or existence of any of the Subsidiary
      Borrowers; or

           (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Subsidiary Borrowers or a guarantor.

      3.03. WAIVER. RPM hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Subsidiary Obligations, and any requirement that the Lenders exhaust any right or take any action against the Subsidiary Borrowers or any other Person.

      3.04. SUBROGATION. RPM hereby acknowledges and agrees that any obligations owed by any Subsidiary Borrower to RPM, now or hereafter arising, in connection with this Agreement or pursuant to this guaranty are hereby subordinated to the Indebtedness of the Subsidiary Borrowers to the Lenders and the Agent. RPM hereby unconditionally agrees that until the payment and satisfaction in full of all the Subsidiary Obligations, RPM:
(a) shall not exercise any right or remedy arising by reason of any performance by RPM of its guarantee in this Article III, whether by subrogation or otherwise, against the Subsidiary Borrowers or any security for any of the Subsidiary Obligations, and (b) shall promptly turn over to the Agent any funds or collateral received by RPM from the Subsidiary Borrowers on account of or relating to the Subsidiary Obligations or RPM's payment of any portion to the Subsidiary Obligations (and RPM shall hold any such funds or collateral in trust for the benefit of the Lenders until such funds or collateral are delivered to the Agent); PROVIDED, HOWEVER, RPM shall not be obligated to turn over any funds or collateral received by RPM from the Subsidiary Borrowers in the ordinary course of business if such funds or collateral were not paid or delivered to RPM in connection with the Subsidiary Obligations.

                                   ARTICLE IV
                             CONDITIONS OF LENDING

      4.01. CONDITION PRECEDENT TO INITIAL ADVANCES. The obligation of the Lenders to make the initial Advance is subject to the conditions precedent that the Borrower shall have paid all fees and expenses due on the Closing Date, and the Agent shall have received on or before the day of the initial Borrowing the following, in form and substance satisfactory to the Agent and in sufficient copies for each Lender:

           (a) This Agreement, executed by all the Borrowers;

           (b) Certified copies of the resolutions of the Board of Directors of RPM authorizing the Borrowings provided for herein and the execution, delivery and performance of this Agreement; equivalent documents for each Subsidiary Borrower; and, with respect to all the Borrowers, certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement;

           (c) Copies of the articles or certificate of incorporation of RPM, including all amendments thereto and copies of the by-laws of RPM as in effect on the Closing
      Date, with all amendments thereto, certified by the secretary or assistant secretary of RPM;

           (d) An existence and/or good standing certificate for RPM from the Secretary of State of Ohio as of a recent date;

           (e) A certificate of the secretary or an assistant secretary of RPM certifying the names and true signatures of the officers of each Borrower authorized to sign this Agreement and the other documents to be delivered hereunder;

           (f) A favorable opinion of Paul A. Granzier, General
      Counsel for RPM, substantially in the form of EXHIBIT D hereto and as to such other matters as any Lender through the Agent may reasonably request; and

           (g) Such other approvals, opinions or documents as the Agent or any Lender may request.

      4.02. CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of the Lenders to make an Advance is subject to the satisfaction of the following conditions precedent on or before the date the relevant Advance is to be made:

           (a) With respect to each Borrowing, conversion or continuation, the Agent shall have received a Notice of

      Borrowing or a Notice of Continuation/Conversion, as applicable.

           (b) The representations and warranties made by the Borrowers contained in Article V shall be true and correct on and as of the date of each Borrowing with the same effect as if made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date).

           (c) No Default or Event of Default shall exist or shall result from such Advance.

           (d) The Borrowers shall have paid all fees and expenses due at such time.

Each Notice of Borrowing or Notice of Continuation/Conversion submitted by a Borrower hereunder shall constitute a representation and warranty by such Borrower hereunder, as of the date of each such notice and as of the date of the making of each Advance, that the conditions in this Section 4.02 are satisfied.


                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

      With respect to Sections 5.05 and 5.06, RPM represents and warrants, and with respect to Sections 5.01 through 5.04 and Sections 5.07 through 5.17, each Borrower represents and warrants as follows.:

      5.01. DUE ORGANIZATION. Such Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as indicated at the beginning of this Agreement, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which it owns or leases real property or in which such qualification is otherwise required.

      5.02. DUE AUTHORIZATION. The execution, delivery and performance by such Borrower of this Agreement are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's charter or by-laws or (ii) any law or contractual restriction binding on or affecting such Borrower.

      5.03. NO GOVERNMENTAL APPROVAL. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Agreement.

      5.04. ENFORCEABLE AGREEMENT. This Agreement is the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms. The guaranty contained in Article III is enforceable against RPM in accordance with its terms.

      5.05. FINANCIAL INFORMATION. The consolidated balance sheets of RPM and its Subsidiaries as of May 31, 1993, and the related consolidated statements of income and retained earnings of RPM and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Lender, fairly present the financial condition of RPM and its Subsidiaries as at such date and the results of the operations of RPM and its Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since May 31, 1993, there has been no material adverse change in such condition or operations.

      5.06. LITIGATION. There is no pending or threatened action or proceeding affecting RPM or any of its Subsidiaries before any court, Governmental Authority or arbitrator, that has not been previously disclosed in RPM's filings with the SEC, or that may result in a Materially Adverse Effect, or that purports to affect the legality, validity or enforceability of this Agreement as to any one of the Borrowers, except as disclosed on SCHEDULE 5.06 attached hereto.

      5.07. MARGIN STOCK. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the U.S. Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

      5.08. NO DEFAULT. No Default or Event of Default has occurred and is continuing or would result from the incurring of any Obligations by such Borrower. Such Borrower is not in default under or with respect to any material Contractual
Obligation.

      5.09. ERISA COMPLIANCE. Each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan or will be in such compliance prior to the expiration of the remedial amendment period permitted under Section 401(b) of the Code as such remedial amendment period shall be extended by the Internal Revenue Service. No ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (b) failed to make any contribution or payment to any Plan or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or
(c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

      5.10. TITLE TO PROPERTIES. Such Borrower has good and marketable title to each item of real or personal property purported to be owned by it (including intangibles such as trademarks and patents) and a valid, enforceable and marketable leasehold interest in each item of real and personal property purported to be leased by it, in each case free and clear of all Liens other than Permitted Liens.

      5.11. TAXES. Such Borrower has filed all tax returns and reports required to be filed by any Governmental Authority, and has paid all taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP (or the comparable accounting standards of such Borrower's country), and no notice of lien has been filed or recorded. There is no proposed tax assessment against such Borrower which would, if the assessment were made, reasonably be expected to adversely affect the ability of the Lenders to collect the Advances.

      5.12. ENVIRONMENTAL MATTERS. Except as has been previously reported in RPM's filings with the SEC or as is specifically disclosed in SCHEDULE 5.12:

          (a) The on-going operations of such Borrower comply in all material respects with all Environmental Laws, except for those circumstances that would not (if enforced in accordance with applicable law) result in liability that would reasonably be expected to have a Material Adverse Effect.

          (b) Neither such Borrower nor any of its property or operations is subject to any outstanding written order from or agreement with any Governmental Authority nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material that the outcome or result of which would reasonably be expected to have a Material Adverse Effect.

          (c) There are no Hazardous Materials or other conditions or circumstances existing with respect to any property, or arising from operations, of such Borrower or any of its Subsidiaries that would reasonably be expected to give rise to Environmental Claims with a potential liability that in the aggregate for any such condition, circumstance or property would reasonably be expected to have a Material Adverse Effect.

      5.13. USE OF PROCEEDS. The proceeds of the Advances are being used by such Borrower for general corporate purposes
(including debt refinancing) and will not be used for the purchase or carrying of Margin Stock in violation of Regulations U or X of the Board of Governors of the U.S. Federal
Reserve System.

      5.14.  REGULATED ENTITIES.  The Borrower is not an
"investment company" or an "affiliated person" or a "promoter" or a "principal underwriter" for an "investment company," as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

      5.15. SUBSIDIARIES; NO RESTRICTIONS ON DIVIDENDS. Such Borrower has no Subsidiaries other than those specifically disclosed on SCHEDULE 5.15 attached hereto. No Subsidiary of such Borrower is prohibited by the terms of any agreement from paying dividends to such Borrower.

      5.16. INSURANCE. The property of such Borrower is insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower operates.

      5.17. COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Such Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of such Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by such Borrower or any of its Subsidiaries, infringes upon any rights held by any other Person. Except as specifically disclosed in SCHEDULE 5.06, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of such Borrower, proposed, that has not been previously disclosed in RPM's filings with the SEC, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI
                             AFFIRMATIVE COVENANTS

     So long as any Advance or other Obligation remains unpaid or unsatisfied or the Commitment remains available, with respect to Sections 6.04 through 6.11, each Borrower will, and will cause its Subsidiaries to, and with respect to Sections 6.01 through 6.03, RPM will:

     6.01. FINANCIAL STATEMENTS. Deliver to the Agent in form and detail satisfactory to the Agent with sufficient copies for each Lender:

          (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited financial statements of such Borrower as of the end of such fiscal year, setting forth in each case in comparative form the figures for the previous year, and accompanied by an opinion of the independent public accounting firm of Ciulla Stephens & Co. stating that such financial statements present fairly the financial position of such Borrower as of the dates indicated and the results of its operations and cash flows for the periods indicated in conformity with GAAP (or the comparable accounting standards of its country). Such opinion shall not be qualified or limited for any reason, including, without limitation, because of a restricted or limited examination by such accountant of any material portion of such Borrower's records; and

          (b) as soon as available, but not later than 60 days after the end of each of such Borrower's three non-year-end fiscal quarters, a copy of the unaudited financial statements of such Borrower setting forth its financial position as of the end of such fiscal quarter and the results of its operations and its cash flows for such quarter, prepared in accordance with GAAP (or the comparable accounting standards of such Borrower's country) consistently applied.

     6.02.  CERTIFICATES; OTHER INFORMATION.  Furnish to the
Agent with sufficient copies for each Lender:

          (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b) above, a Compliance Certificate, signed by the chief financial officer of such Borrower, and if any condition or event which constitutes a Default or any Event of Default existed or exists, a statement in such certificate specifying the nature and period of existence thereof and the action such Borrower has taken, is taking or proposes to take with respect thereto;

          (b) promptly upon their becoming available, copies all 10-Q's, 10-K's, 8-K's and all other material registration statements and all periodic reports, if any, which such Borrower shall have filed with (i) the U.S. Securities and Exchange Commission (or any successor agency), (ii) any national security exchange or (iii) any other Governmental Authority; and

          (c) promptly, such additional business, financial, corporate affairs and other information as the Agent, at the request of any Lender, may from time to time reasonably request.

      6.03. NOTICES. Promptly notify the Agent and each Lender of the following conditions, events or situations to the extent they have not been previously disclosed in RPM's filings with the
SEC:

          (a) the occurrence of any Default or Event of Default;

          (b) (i) any breach or non-performance of, or any default under, any Contractual Obligation of such Borrower which could result in a Material Adverse Effect; and
      (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between such Borrower and any Governmental Authority which could result in a Material Adverse Effect;

          (c) the commencement of, or any material development in, any litigation or proceeding affecting such Borrower
      (i) which has a reasonable possibility of resulting in liability to the Borrower in the amount of $10,000,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement;

          (d) (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted or threatened against such Borrower or any of its properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of such Borrower that could reasonably be anticipated to cause the property of such Borrower or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws, if, individually or in the aggregate, the events or conditions described or the amount claimed in clauses (i), (ii) and
      (iii) could result in a Material Adverse Effect;

          (e) any of the following ERISA events affecting such Borrower or any member of its Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (but in no event more than 10 days after the later of such event or the date such Borrower knew or should have known of such event), together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and is then due and any notice delivered by a Governmental Authority to such Borrower or any member or its Controlled Group with respect to such event:

               (i) an ERISA Event;

              (ii) the adoption of any new Plan that is subject to Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

             (iii) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or Section 412 of the Code; or

              (iv) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or Section 412 of the Code;

          (f) any Material Adverse Effect subsequent to the date of the most recent audited financial statements of RPM and its Subsidiaries delivered to the Lenders pursuant to
      Section 6.01(a).

      Each notice pursuant to this section shall be accompanied by a written statement signed by the chief financial officer of RPM setting forth details of the occurrence referred to therein, and stating what action RPM proposes to take with respect thereto and at what time. Each notice under Section 6.03(a) shall describe with particularity the provisions of this Agreement that have been breached.

      6.04.  PRESERVATION OF CORPORATE EXISTENCE RIGHTS, ETC.

          (a) Except as permitted in Section 7.02, maintain and preserve in full force and effect its corporate (or other form of) existence and good standing under the laws of its jurisdiction of incorporation.

          (b) Maintain and preserve all rights, privileges, franchises, trademarks, trade names, service marks, licenses, qualifications and other like rights now enjoyed and necessary or useful in the operation of its business and keep all of its property in good working order and condition, normal wear and tear excepted.

           (c) Maintain and preserve the good will and business of the customers, suppliers and others having material business relations with it.

     6.05. INSURANCE. Maintain with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Agent or any Lender, such Borrower shall furnish the Agent, with sufficient copies for each Lender, at reasonable intervals, a certificate of the chief financial officer of RPM (and, if requested by the Agent, any insurance broker of such Borrower) setting forth the nature and extent of all insurance maintained by such Borrower in accordance with this Section 6.05.

     6.06. PAYMENT OF OBLIGATIONS. Pay all taxes, assessments, governmental charges and other obligations when due, except as may be contested in good faith or those as to which a bona fide dispute may exist and for which adequate reserves have been provided if required by GAAP (or the comparable accounting standards of such Borrower's country) and the non-payment of which does not affect the Borrower's title to or right to use any of its property.

     6.07. COMPLIANCE WITH LAWS. Comply in all material respects with all material regulations and requirements of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

     6.08. INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Maintain proper books of record and account in conformity with GAAP (or the comparable accounting standards of such Borrower's country) consistently applied and permit representatives and independent contractors of the Agent or any Lender to visit and inspect any of its properties, to examine corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its respective officers and independent public accountants at such reasonable times during normal business hours and as often as may be reasonably desired.

     6.09. ENVIRONMENTAL LAWS. Conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

      6.10. USE OF PROCEEDS. Use the proceeds of the Advances solely to refinance Indebtedness and other general lawful corporate purposes.

      6.11. FURTHER ASSURANCES. Execute and deliver to the Agent such further instruments and do such other further acts as the Agent or the Lenders may reasonably request to carry out more effectively the purposes of this Agreement and any related documents.


                                  ARTICLE VII
                               NEGATIVE COVENANTS

      So long as any Advance or other Obligation remains unpaid or unsatisfied or the Commitment remains available, with respect to Sections 7.01 through 7.06, each Borrower will not, and, will not permit its Subsidiaries to, and with respect to Sections 7.07 through 7.10, RPM will not:

      7.01. LIENS, ETC. Create or suffer to exist any Lien or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Indebtedness of any Person, other than the following ("Permitted Liens"):

          (a) Purchase money liens or purchase money security interests upon or in any property acquired or held by such Borrower or Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property;

          (b) Any Lien existing on the property of such Borrower or Subsidiary on the Closing Date and any extension, renewal or replacement Lien (each a "Replacement Lien") arising out of the extension, renewal or replacement of the related obligation secured by such Lien, so long as any such Replacement
      Lien does not extend to property not covered by the Lien replaced or renewed;

          (c) Liens for taxes, fees, assessments or other governmental charges or statutory obligations which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by
      Section 5.11, provided that no notice of Lien has been filed or recorded under the Code;

      (d) Liens arising in the ordinary course of business in connection with obligations that are not overdue or which are being contested in good faith and by appropriate proceedings, including, but not limited to Liens under bid, performance and other surety bonds, supersedes and appeal bonds, Liens on advance or progress payments received from customers under contracts for the sale, lease or license of goods, software or services and upon the products being sold or licensed, in each case securing performance of the underlying contract or the repayment of such advances in the event final acceptance of performance under such contracts does not occur; and Liens upon funds collected temporarily from others pending payment or remittance on their behalf;

      (e) Liens (other than any Lien imposed by ERISA) required in ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

      (f) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of such Borrower or Subsidiary;

      (g) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED THAT (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by such Borrower or Subsidiary in excess of those set forth by regulations promulgated by the U.S.
Federal Reserve Board or other central bank or similar
Governmental Authority, and (ii) such deposit account is not intended by such Borrower or Subsidiary to provide collateral to the depository institution;

      (h) Any Lien on any asset existing at the time such asset is acquired by such Borrower or Subsidiary or is merged into or consolidated with such Borrower or Subsidiary and not created in contemplation of such event and any Replacement Lien (as defined in clause
(b) above) arising out of the extension, renewal or replacement of the related obligation secured by such Lien, so long as any such Replacement Lien does not extend to property not covered by the Lien replaced or renewed;

PROVIDED that the aggregate principal amount of the Indebtedness secured by the Liens referred to in clauses (a), (b) and (h) above shall not at any time exceed five percent of RPM's
Consolidated Total Assets.

      7.02. MERGERS, CONSOLIDATIONS AND DISPOSITIONS OF ASSETS. Sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of related transactions) any of its or its Subsidiaries' outstanding capital stock, or (other than in the ordinary course of business) any of its property or assets (including accounts and notes receivable, with or without recourse) to any Person, or consolidate with or merge into any other Person, PROVIDED, however, this Section 7.02 shall not apply to or restrict:

          (a) the merger or consolidation of such Borrower or Subsidiary into RPM, or with or into any other
      Borrower or Subsidiary of a Borrower or RPM;

          (b) the transfer by such Borrower or Subsidiary of any assets (upon voluntary liquidation or otherwise) to RPM, a Borrower or a Wholly-Owned Subsidiary of RPM or a Borrower;

          (c) transfers of property not used or useful in the business of the Borrowers and their Subsidiaries;

          (d) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

          (e) transfers of assets not otherwise permitted hereunder (whether by merger, consolidation or otherwise) occurring after the Closing Date which are made for fair market value; PROVIDED, that (i) at the time of any transfer, no Event of Default exists or would result from such transfer and (ii) the aggregate net book value of all assets so transferred by the Borrowers and their Subsidiaries shall not exceed $50,000,000 (or its equivalent in any Alternative Currency) in any one fiscal year.

      7.03. USE OF PROCEEDS. Use any portion of any Advance, directly or indirectly, (i) to purchase or carry Margin Stock,
(ii) to repay or otherwise refinance Indebtedness of the Borrowers, their Subsidiaries or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

      7.04.  COMPLIANCE WITH ERISA.

          (a) Terminate any Plan subject to Title IV of
      ERISA so as to result in any material liability to any Borrower or any ERISA Affiliate;

          (b) Permit to exist any ERISA Event which is reasonably likely to result in a material liability to any members the Controlled Group;

          (c) Make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material
      Withdrawal Liabilities to any Borrower or any ERISA
      Affiliate;

          (d) Enter into any new Plan or amend any existing Plan if doing so is reasonably likely to result in any material increase in liability to any member of the Controlled Group and is neither required by law nor necessary to satisfy qualification requirements in the case of a Qualified Plan; or

          (e) Permit the present value of all
      nonforfeitable accrued benefits under any Qualified Plan (other than a Multiemployer Plan) to exceed, to a materially greater extent than that disclosed in a report prepared by an actuary with respect to the Plans previously provided to the Lenders, the fair market value of Plan assets allocable to such benefits, if the liability accruing to any Borrower as a result of the excess would result in a Material Adverse Effect, PROVIDED, that for purposes of this clause (e) determination of such excess at any time will be made on a Plan termination basis applying the actuarial factors that would be used by the PBGC either as of the Closing Date or as of the date in question, whichever results in a smaller excess, and will otherwise be based on the information set forth in the most recently completed actuarial valuation with respect to such Plan.

      7.05. ACCOOUNTING CHANGES. Make any material change in accounting treatment or reporting practices, except (a) as required or permitted by GAAP (or the comparable accounting standards of such Borrower or Subsidiary's country) and (b) as disclosed in the notes accompanying the financial statements delivered pursuant to Sections 6.01(a) and (b) hereof.

      7.06. CONTRACTS OF SUBSIDIARIES. Enter into any agreement restricting the ability of any Subsidiary to pay dividends to any Borrower or any Subsidiary of any Borrower.

      7.07.  MINIMUM TANGIBLE NET WORTH.  Permit its Consolidated
Tangible Net Worth to be less than $240,000,000.

      7.08.  LEVERAGE RATIO.  Permit the ratio of (a) its
Consolidated Total Liabilities minus the outstanding principal balance of the RPM Subordinated Debt to (b) its Consolidated
Tangible Net Worth to exceed 1.5 to 1.

      7.09. RATIO OF LONG-TERM DEBT TO CAPITALIZATION. Permit its Consolidated Long-Term Debt to exceed 60% of its Consolidated
Capitalization.

      7.10. RATIO OF EBIT TO INTEREST EXPENSE. Permit its ratio of (a) EBIT to (b) Consolidated Interest Expense to be less than
3.00 to 1.00.


                                  ARTICLE VIII
                               EVENTS OF DEFAULT

      8.01. EVENTS OF DEFAULT. Any of the following shall constitute an "Event of Default":

          (a) A Borrower fails to pay any principal of, or interest on, any Advance when the same becomes due and payable; or

          (b) Any representation or warranty made by a Borrower herein or in any document delivered to the Lenders in connection with this Agreement proves to have been incorrect in any material respect when made; or

          (c) A Borrower fails to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and the failure to perform or observe such other term, covenant or agreement remains unremedied for 30 days; or

          (d) A Borrower or any of its Subsidiaries fails to pay any principal of or premium or interest on any Indebtedness which is outstanding in a principal amount of at least $10,000,000 (or its equivalent in any Alternative Currency) in the aggregate (but excluding Indebtedness arising under this Agreement) of such Borrower or such subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event occurs or condition exists under any agreement or instrument relating to any such Indebtedness and continues after the applicable grace period, if any, specified in such agreement or instrument expires, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness is declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

      (e) Any judgment or order for the payment of money in excess of $10,000,000 (or its equivalent in any Alternative
Currency) is rendered against a Borrower or any of its Subsidiaries and either (i) enforcement proceedings are commenced by any creditor upon such judgment or order or
(ii) there exists any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, is not in effect;
or

      (f) Any of the following events occurs which, individually or in the aggregate, could reasonably be expected to result in liability which has a Material Adverse
Effect: (i) a member of the Controlled Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan unless the obligation to make such payment or the amount thereof is disputed in good faith by the Controlled Group member and such member is pursuing in a timely manner its legal right to object thereto; (ii) a Borrower or an ERISA Affiliate fails to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) an ERISA Event involving the withdrawal by a Borrower or an ERISA Affiliate from a Plan with respect to which it is a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), imposing liability on the withdrawing employer for its proportionate share of that Plan's Unfunded Pension Liabilities; (iv) an ERISA Event involving the complete or partial withdrawal by a Borrower or an ERISA Affiliate from a Multiemployer Plan, imposing liability on the withdrawing employer for Withdrawal Liabilities and the amount of the required annual Withdrawal Liabilities payment materially exceeds the average annual amount of contributions to the Multiemployer Plan by the withdrawing employer for the preceding calendar year or the average of such contributions for the five preceding calendar years, whichever is greater; (v) an ERISA Event not described in clause (iii) or (iv) with respect to a Plan or Plans, resulting in the imposition of Unfunded Pension

Liabilities on a Borrower or a Controlled Group member;
(vi) a Plan that is intended to be qualified under Section 401(a) of the Code has been finally determined to have lost its qualification and all opportunity for appeal or correction has lapsed; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of, a Qualified Plan or a Plan providing for welfare benefits to retirees of a Borrower or its ERISA Affiliates by a member of the Controlled Group which results in a net increase in current unfunded liabilities to the Controlled Group (as disclosed in the actuarial reports or financial statements with respect to the Plans previously provided to the Lenders); (viii) any member of the Controlled Group becomes liable for a tax under Code Section 4975 in connection with a non-exempt prohibited transaction; (ix) a violation of section 404, 405 or 406 of ERISA or the exclusive benefit rule under section 401(a) of the Code; or (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code unless the obligation to pay such tax or the amount thereof is disputed in good faith by the Controlled Group member and such member is pursuing in a timely manner its legal right to object thereto; or

      (g) RPM fails in any material respect to perform or observe any term, covenant or agreement under its guaranty in Article III; or such guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or RPM or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or

      (h) RPM (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily ceases to conduct its business in the ordinary course, (iii) commences any Insolvency
Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

      (i) One or more of the following occurs: (x) an involuntary Insolvency Proceeding is commenced or filed against a Borrower or any Borrower's Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of a Borrower or any Borrower's Subsidiaries' properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (y) a Borrower or any Borrower's Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
      (z) a Borrower or any Borrower's Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (j) RPM, concurrently with the receipt by any Borrower of the initial Advance hereunder, fails to satisfy in full all its obligations to CLCB and CLB pursuant to that certain $53,000,000 multi-currency revolver dated May 31, 1991 among RPM, First National Bank of Chicago as agent and certain other banks as direct participants, including CLCB and CLB.

      8.02. REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, all the Lenders,

          (a) declare the Commitment of the Lenders to make
      Advances to be terminated, whereupon such Commitment shall forthwith be terminated;

          (b) declare the unpaid principal amount of all outstanding Advances, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other related document to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

          (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under this Agreement or applicable law;

PROVIDED, HOWEVER, that upon the occurrence of any event specified in paragraph (h) or (i) of Section 8.01 above (in the case of clause (x) of paragraph (i), upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Advances shall automatically terminate without notice to the Borrowers and the unpaid principal amount of all outstanding Advances and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Lender and without notice to the Borrowers; and PROVIDED FURTHER, that in any case, the Lenders may, in their sole and absolute discretion, waive any Event of Default.

                                   ARTICLE IX
                                   THE AGENT

     9.01. AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Indebtedness resulting from the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all the Lenders; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary, in the Agent's opinion, to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     9.02. AGENT'S RELIANCE, ETC. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Borrower or to inspect the property (including the books and records) of the Borrowers; (d) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     9.03. CLCB AND AFFILIATES. CLCB and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers, any of their Subsidiaries and any Person who may do business with or own securities of any Borrower or any such Subsidiary, all as if CLCB was not the Agent and without any duty to account therefor to the Lenders.

     9.04. INDEMNIFICATION. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective aggregate principal amount of Advances then owing to each of them (or if no such Advances are at the time outstanding, ratably according to their respective Allocation Percentages), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share (pursuant to its Allocation Percentage) of any out-of-pocket expenses (including counsel and paralegal fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.


                                   ARTICLE X
                                 MISCELLANEOUS

     10.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same is in writing and signed by all the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10.02.  NOTICES, ETC.

          (a) All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to a Borrower, at the address listed beneath its signature on the signature pages hereof; if to any Lender, at the address for notices specified beneath its name on the signature pages hereof; and if to the Agent, at its address for notices listed beneath its signature on the signature pages hereof. Any party hereto may in a written notice to the other parties change its address or other information relating to payment. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent.

       (b) The Borrowers acknowledge and agree that any agreement of the Agent and the Lenders in Article II herein to receive certain notices by telephone and facsimile is solely for the convenience and at the request of the Borrowers. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by RPM (pursuant to the certificate described in Section 4.01(e) hereof or any written revision thereto received by the Agent from RPM) to give such notice and the Agent and the Lenders shall not have any liability to the Borrowers or any other Person on account of any action taken or not taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrowers to repay the Advances shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

     10.03. NO WAIVER; REMEDIES. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     10.04. EXPENSES. The Borrowers shall pay or reimburse each Lender and the Agent within thirty (30) Business Days after demand for all costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Advances, and including in any Insolvency Proceeding or appellate proceeding) under this Agreement or with any investigation, litigation or proceeding (including any Insolvency Proceeding, Environmental Claim proceedings or appellate proceeding) related to this Agreement or the Advances or the use of the proceeds thereof, including all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel incurred by the Agent and any Lender.

     10.05. RIGHT OF SET-OFF. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by
Section 8.02 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     10.06.  JUDGEMENT CURRENCY CONVERSIONS.

          (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the "Original Currency"), into another currency (the "Other Currency"), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures Credit Lyonnais Belgium could purchase the Original Currency with the Other Currency in Brussels, Belgium on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender or the Agent hereunder held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Agent (as the case may be) of any sum adjudged to be so due in such Other Currency, such Lender or the Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Agent (as the case may be) in the Original Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Agent (as the case may be) against such loss, and if the amount of the Original

     Currency so purchased exceeds the sum originally due to any Lender or the Agent (as the case may be) in the Original Currency, such Lender or the Agent (as the case may be) agrees to remit such excess to the Borrower or Borrowers making the payment.

     10.07. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agent and when the Agent has been notified by each Lender named on the signature pages hereof that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

     10.08.  PARTICIPATIONS.

          (a) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Advances owing to it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement shall remain unchanged,
     (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrowers agree that any participant may exercise rights of set-off against deposits of the Borrowers as if it were a Lender hereunder.

          (b) Any Lender may, in connection with any participation or proposed participation pursuant to this
     Section 10.10, disclose to the participant or proposed participant, any information relating to the Borrowers furnished to such Lender by or on behalf of any Borrower; PROVIDED that, prior to any such disclosure, the participant or proposed participant shall agree to preserve the confidentiality of any confidential information relating to the Borrowers received by it from such Lender.

     10.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     10.10. SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.11.  GOVERNING LAW AND JURISDICTION.

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
     IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY OTHER RELATED DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE BORROWERS, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

     10.12.  WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS
AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER RELATED DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.

     (The remainder of this page is intentionally left blank)

   IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                             RPM, INC.



                             By: /s/ Frank C. Sullivan
                                 -----------------------------
                             Name:  Frank C. Sullivan
                             Title:  Vice President

                             Address for notices:

                             RPM, Inc.
                             2628 Pearl Road
                             P. O. Box 777
                             Medina, Ohio 44258
                             Attention:  Mr. Frank C. Sullivan
                                         Vice President and
                                         Chief Financial
                                         Officer
                             Facsimile:  (216) 225-8743
                             Telephone:  (216) 273-8808

                             With a copy to:

                             RPM, Inc.
                             2628 Pearl Road
                             P. O. Box 777
                             Medina, Ohio 44258
                             Attention:  Paul A. Granzier, Esq.
                                         Vice President, General
                                         Counsel and Secretary
                             Facsimile:  (216) 225-8743
                             Telephone:  (216) 273-8838



                      (signatures continued on next page)

              RPOW (FRANCE) S.A.


              By: /s/ Frank C. Sullivan
                  --------------------------------
              Name:  Frank C. Sullivan
              Title: _________________

              Address for notices:

              RPOW (France) S.A.
              c/o RPM, Inc.
              2628 Pearl Road
              P. O. Box 777
              Medina, Ohio 44258
              Attention:  Mr. Frank C. Sullivan
                          Vice President and
                          Chief Financial
                          Officer
              Facsimile:  (216) 225-8743
              Telephone:  (216) 273-8808

              With a copy to:

              RPOW (France) S.A.
              c/o RPM, Inc.
              2628 Pearl Road
              P. O. Box 777
              Medina, Ohio 44258
              Attention:  Paul A. Granzier, Esq.
                          Vice President, General
                          Counsel and Secretary
              Facsimile:  (216) 225-8743
              Telephone:  (216) 273-8838




                      (signatures continued on next page)

              RPM EUROPE B.V.


              By: /s/ Frank C. Sullivan
                  -----------------------------
              Name:  Frank C. Sullivan
              Title:__________________

              Address for notices:

              RPM Europe B.V.
              c/o RPM, Inc.
              2628 Pearl Road
              P. O. Box 777
              Medina, Ohio 44258
              Attention:  Mr. Frank C. Sullivan
                          Vice President and
                          Chief Financial
                          Officer
              Facsimile:  (216) 225-8743
              Telephone:  (216) 273-8808

              With a copy to:

              RPM Europe B.V.
              c/o RPM, Inc.
              2628 Pearl Road
              P. O. Box 777
              Medina, Ohio 44258
              Attention:  Paul A. Granzier, Esq.
                          Vice President, General
                          Counsel and Secretary
              Facsimile:  (216) 225-8743
              Telephone:  (216) 273-8838





                      (signatures continued on next page)

              RADIANT COLOR N.V.


              By: /s/ Frank C. Sullivan
                  ------------------------------
              Name:  Frank C. Sullivan
              Title:__________________

              Address for notices:

              Radiant Color N.V.
              c/o RPM, Inc.
              2628 Pearl Road
              P. O. Box 777
              Medina, Ohio 44258
              Attention:  Mr. Frank C. Sullivan
                          Vice President and
                          Chief Financial
                          Officer
              Facsimile:  (216) 225-8743
              Telephone:  (216) 273-8808

              With a copy to:

              Radiant Color N.V.
              c/o RPM, Inc.
              2628 Pearl Road
              P. O. Box 777
              Medina, Ohio 44258
              Attention:  Paul A. Granzier, Esq.
                          Vice President, General
                          Counsel and Secretary
              Facsimile:  (216) 225-8743
              Telephone:  (216) 273-8838





                      (signatures continued on next page)

              CREDIT LYONNAIS CHICAGO BRANCH, as
              Agent


              By: /s/ Mary Ann Klemm
                  --------------------------------
              Name:  Mary Ann Klemm
              Title:  Vice President

              Address for notices:

              227 West Monroe Street, Suite 3800
              Chicago, Illinois 60606
              Attention:  Mr. Brian Jackson
              Facsimile:  (312) 641-0527
              Telephone:  (312) 220-7309





                      (signatures continued on next page)

             CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
             as a Lender


             BY: /s/ Mary Ann Klemm
                 -------------------------------
             Name:  Mary Ann Klemm
             Title:  Authorized Signatory


             LENDING OFFICE

             Address for notices:

             Credit Lyonnais Cayman Island Branch
             c/o Credit Lyonnais Chicago Branch
             227 West Monroe Street, Suite 3800
             Chicago, Illinois 60606
             Attention:  Mr. Brian Jackson
             Facsimile:  (312) 641-0527
             Telephone:  (312) 220-7309




                      (signatures continued on next page)

                   CREDIT LYONNAIS BELGIUM, as a Lender


                   By:_______________________

                   Name:
                   Title:


                   LENDING OFFICE

                   Address for notices:

                   Credit Lyonnais Belgium S.A.
                   17 Marnix Avenue
                   1050 Brussels, Belgium
                   Attention:  Mr. Thierry Mathieu
                   Facsimile:  (32) 2 5134023
                   Telephone:  (32) 2 5160953

                   With a copy to:

                   Credit Lyonnais Belgium S.A.
                   17 Marnix Avenue
                   1050 Brussels, Belgium
                   Attention:  Mr. Philippe Mallien
                   Facsimile:  (32) 2 5160940
                   Telephone:  (32) 2 5160617





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